Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the Registration Statement No. 811-03785 on Form N-1A of Fidelity Advisor Series I, of our report dated January 18, 2007 appearing in the Annual Report to Shareholders of Fidelity Advisor Equity Growth Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Mid Cap Fund, Fidelity Advisor Equity Income Fund, Fidelity Advisor Equity Value Fund, Fidelity Advisor Growth & Income Fund, Fidelity Advisor Value Strategies Fund, Fidelity Advisor Strategic Growth Fund, and Fidelity Advisor Large Cap Fund for the year ended November 30, 2006.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 24, 2007